SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   Form 8-K/A

                                 Amendment No.1

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 23, 1999


                       Consolidated Technology Group Ltd.
             (Exact name of Registrant as Specified in its Charter)

        New York                       0-4186                  13-1948169
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)                 File No.)            Identification No.)


                     160 Broadway, New York, New York 10038
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (212) 233-4500.

Purpose of Amendment:

In June of 1999 modifications were made to the vesting and anti-dilution provisions of certain executives option agreements. Originally, the options were to vest over a three year period subject to earlier vesting when and if the Company's market capitalization reached certain levels. As modified, the options vest when, and only if the market capitalization of the Company equals or exceeds $25 million. Originally, certain of the options contained anti-dilution provisions as to both the price per share and the number of shares in the event of any reverse stock split of the Company's common stock. As modified, all such options contain anti-dilution provisions such that the number of shares issuable upon exercise of the options will not be affected by any reverse split of the Company's common stock, however, the exercise price will be adjusted to reflect any such reverse split. As a result of these modifications, the disclosures from the original 8-K have been modified to conform with the modified agreements and the related modified employment and option agreements have been included in the exhibits to the 8-K/A.

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Item 1.  Changes in Control of Registrant.

Acquisition of stock and voting rights

         On April 20, 1999, Technology Acquisitions, Ltd., a Bermuda corporation ("TAL"), purchased 8,000,000 shares, or approximately 17.1% of the Registrant's outstanding common stock from the following shareholders in a private transaction, at a purchase price of $.25 per share or an aggregate of $2,000,000:

Name                            Number of Shares        Purchase Price
----                            ----------------        --------------

Chevra of Lud Chabad                 674,000             $  168,500.00
Mosdos Chinoch                       192,000                 48,500.00
Concha Company Ltd.                  210,719                 52,679.75
Tzivos Hashem                      2,206,314                551,578.50
Fabio Kirchenchleyn                1,538,667                384,666.75
Fernando Schechter                   259,300                 64,825.00
Marc Schmerling                      454,000                113,500.00
Yeshivat Tomchei Tmimim            2,415,000                603,250.00
Patterson Travis                      50,O00                 12,500.00
                                      ------                 ---------

Total                              8,000,000             $2,000,000.00

         Contemporaneously with the purchase of the 8,000,000 shares, the following shareholders granted TAL options to purchase an aggregate of 7,999,785 shares of the Registrant's common stock for $.35 per share, or an aggregate of $2,799,925.

Name                            Number of Shares
----                            ----------------
Concha Company Ltd.                2,194,281
Fabio Kirchenchleyn                  900,000
Fernando Schechter                 2,049,000
Marc Schmerling                    1,973,000
Jan Wernick                          163,504
Judah Wernick                        720,000
                                     -------

Total                              7,999,785

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         The options may be exercised as to all of the shares subject to the option at any time during the 13 month period commencing on March 23, 1999. The shareholders who granted the options have the right to require TAL to exercise the options at $.35 per share within twenty days after TAL's receipt of notice that the Registrant's common stock has traded at an average share price in excess of $.45 for a period of ten consecutive trading days. As long as the options are outstanding, TAL has the right to vote the 7,999,785 shares of common stock, representing an additional 17.1% of the Registrant's outstanding common stock.

         As a result of the purchase of the 8,000,000 shares and the grant of the voting rights with respect to the 7,999,785 shares of common stock subject to the options, TAL has voting rights with respect to 34.2% of the Registrant's common stock and may be deemed to be a control person with respect to the Registrant.

         TAL purchased the 8,000,000 shares from the proceeds of a private placement of its equity securities, $1,542,000 of the net proceeds of such private placement being used for such purposes, and from the proceeds of a $326,000 bridge loan from Trident III, L.L.C. and a $150,000 bridge loan from Benchmark Equity Group, Inc. ("Benchmark").

         As previously reported, TAL entered into an agreement dated as of March 23, 1999 pursuant to which the Registrant, through its wholly-owned subsidiary, SIS Capital Corp. ("SISC"), sold all of its equity interest in Arc Networks, Inc. ("Arc") to TAL for $850,000. The proceeds of the sale and the shares of Arc common stock being sold are being held in escrow pending receipt of the consent of the New York Public Service Commission to the sale of the shares to TAL and certain related matters. The Registrant owns approximately 67% of the outstanding common stock of Arc.

Change in directors and officers
--------------------------------

         On April 19, 1999, in anticipation of TAL's purchase of 8,000,000 shares of common stock of the Registrant and the grant to TAL of options to purchase an additional 7,999,785 shares of common stock of the Registrant, the board of directors elected Mr. Frank DeLape as a director. Mr. DeLape, who is 45 years old, is president of Benchmark, a position he has held since 1994. Mr. DeLape is also a director of Benchmark, TAL and Trident Equity Management Group, Inc., TAL's parent. In addition to such positions, Mr. DeLape was, during the last five years, a member of the board of directors of Think New Ideas, Inc., a publically owned company engaged in the web-based public relations business, and is currently a director of I-Storm, Inc., a publicly owned company engaged in the Internet based E-commerce business.

         On April 20, 1999, Seymour Richter resigned as the Registrant's president and chief executive officer. Simultaneously with his resignation, Mr. Richter entered into a nine-month consulting agreement with the Registrant pursuant to which he will receive an aggregate of $56,250.

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         On April 22, 1999, the board of directors elected Mr. Richard Young as a director and chief operating officer of the Registrant and Mr. DeLape as chairman of the board of the Registrant. Mr. Young, who is 31 years old, is a certified public accountant. Prior to becoming an officer and director of the Registrant, during the period 1997 through 1999, Mr. Young served in various positions with, and eventually as a principal of, Benchmark. From 1996 until 1997, Mr. Young served as a Regional Controller for IKON Office Solutions, Inc., a public company engaged in the office systems design and outsourcing business. During a part of 1996, Mr. Young was Assistant to the President and Chief Executive Officer of Learmonth & Burchette Management Systems, Plc., a publicly-owned English company engaged in the application development process software business. From 1992 to 1996, Mr. Young was employed by Price Waterhouse, LLP in staff accounting positions, eventually serving as a senior accountant.

         On April 22, 1999, the board of directors also approved three-year employment agreements between the Registrant and Messrs. DeLape and Young pursuant to which they will receive annual salaries of $250,000 and $135,000, respectively. Subsequent to April 22, 1999, the new board also elected Mr. DeLape as chief executive officer and Mr. Young as president of the Registrant in addition to their respective positions as chairman of the board and chief operating officer. The agreements require Mr. DeLape to devote such time as is necessary to perform his duties as chairman of the board and chief executive officer of the Registrant and Mr. Young to devote his full time to the performance of his duties as president and chief operating officer of the Registrant. The agreements provide for annual cash bonuses, annual equity incentive awards including grants of restricted stock and stock options, certain fringe benefits, including life insurance and severance compensation. Pursuant to the agreements, the Registrant granted Messrs. DeLape and Young options to purchase 400,000 and 250,000 shares of the common stock of the Registrant, respectively, at $.14 per share, being the closing price of the Registrant's common stock on April 20, 1999. Both of the options become exercisable only upon the Company's aggregate market capitalization being at least $25 million. The options provide the holders with stock appreciation rights, which can exercised to the extent that the options are exercisable. Additionally, the agreements provide for the grant to Messrs. DeLape and Young, on the last day of each fiscal year during the term thereof, of additional stock options of 250,000 and 100,000 shares of common stock of the Registrant, exercisable at the closing price of the Registrant's common stock on the day immediately prior to the date of purchase, any such options being subject to performance objectives to be agreed upon by the board and such persons for each such year. Mr. DeLape's and Mr. Young's options contain anti-dilution provisions as to the number of shares in the event of any reverse stock split of the Company's common stock effected on a basis of up to 1 for 30 shares. All of such options are subject to shareholder approval.

         On April 22, 1999, Messrs. Seymour Richter, Edward D. Bright and Donald Chaifetz resigned as directors of the Registrant and Mr. Bright resigned as chairman of the board. In connection with Mr. Bright's resignation as chairman of the board, the board of directors approved the issuance to Mr. Bright of a three-year warrant to purchase 100,000 shares of the common stock of the Registrant at $.15 per share, being the closing price of the Registrant's common stock on such date.

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Item 5.  Other Matters.

         The Registrant issued notification to Netsmart Technologies, Inc. ("Netsmart"), pursuant to the previously reported agreement dated as of March 25, 1999, among the Registrant, SISC, Netsmart and the Management Investors named therein, that it will exercise its option pursuant to such agreement not to sell an additional 200,000 shares of Netsmart's common stock to the Management Investors. As a result, the maximum number of shares of Netsmart's common stock which may be purchased from SISC pursuant to the agreement, in addition to the 585,750 shares previously purchased from SISC pursuant to the agreement, is 206,874 shares.

         Pursuant to the previously reported February 25, 1999 agreement between the Registrant, SISC and Trans Global Services, Inc. ("Trans Global"), on May 3, 1999, the Registrant, through SISC, transferred 1,150,000 shares of Trans Global common stock owned by it to Trans Global in consideration of the cancellation of shares of the Registrant's Series G 2% Cumulative Redeemable Preferred Stock owned by Trans Global, including accrued dividends, and certain other obligations due by the Registrant to Trans Global. The transfer of the 1,150,000 shares to Trans Global reduced the Registrant's holdings in Trans Global to 379,994 shares, or approximately 14.2% of Trans Global's outstanding common stock. Prior to the transfer, the Registrant owned 40.1% of Trans Global's outstanding common stock.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

                  99.1 Consulting Agreement dated April 20, 1999 between the Registrant and Seymour Richter.(*)

                  99.2 Form of Employment Agreement dated April 21, 1999 between the Registrant and Frank DeLape.

                  99.3 Form of Employment Agreement dated April 21, 1999 between the Registrant and Richard Young.

                  99.4 Form of Common Stock Option of the Registrant issued to Frank DeLape.

                  99.5 Form of Common Stock Option of the Registrant issued to Richard Young.

                                ----------------

(*) Incorporated by reference to the original 8-K filed on May 5, 1999.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CONSOLIDATED TECHNOLOGY GROUP LTD.


                                   By:/S/__________________________________
Date: June 28, 1999                   Richard Young
                                      President and Chief Operating Officer


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